Exhibit 23.6
Consent of Independent Registered Public Accounting Firm
FermaVir Pharmaceuticals, Inc.
New York, New York
We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated July 30, 2007, relating to the consolidated financial statements of FermaVir Pharmaceuticals, Inc. and subsidiary (a development stage company) which is contained in the Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
We also consent to the reference to us under the caption “Experts”.

/s/ BDO Seidman, LLP
New York, New York
August 7, 2007